Exhibit 107
Calculation of Filing Fee Tables
Form
F-10
(Form Type)
Canadian Pacific Kansas City Limited
Canadian Pacific Railway Company
(Exact Name of Each Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Debt	Debt Securities of Canadian Pacific Railway Company (“CPRC”)	457(o)	$6,000,000,000	100%	$6,000,000,000	0.0001531	$918,600.00

Fees to Be Paid	Other	Guarantees by Canadian Pacific Kansas City Limited (“CPKC”)	Other(2)	—	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—		—

	Total Offering Amounts					$6,000,000,000		$918,600.00

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$918,600.00

(1)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o).
(2)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended (the “Securities Act”), no separate registration fee will be paid in respect of the guarantees of the securities registered hereby.